SHIP CONTRIBUTION AGREEMENT

        This Ship Contribution Agreement (this "AGREEMENT"), dated March 31, 2008, is by and among Huisheng International Shipping Limited, a Hong Kong company ("SELLER"), Hengzhou International Shipping Limited, a Hong Kong company ("BUYER"), and Dalkeith Investments, Inc., a Delaware corporation (the "COMPANY").


                                   WITNESSETH:
                                   ----------

        WHEREAS, the vessel Rong Sheng (as further described in EXHIBIT A, the "VESSEL") currently is being constructed by Ningbo Hengfu Shipping Group Co., Ltd. for Seller pursuant to a construction contract (the "CONSTRUCTION CONTRACT");

        WHEREAS, Seller is a wholly-owned subsidiary of Yongzheng International Marine Holdings Co., Ltd., a British Virgin Islands company (the "PARENT COMPANY");

        WHEREAS, the Parent Company, Buyer, the Company, and certain other parties are entering into a Share Exchange Agreement pursuant to which the Company is acquiring all of the shares of Buyer's capital stock from the Parent Company and Buyer's other shareholders in exchange for shares of the Company's common stock (the "SHARE EXCHANGE AGREEMENT");

        WHEREAS, it is a condition to the Company's obligations under the Share Exchange Agreement that Seller and Buyer enter into this Agreement; and

        WHEREAS, capitalized terms used but not defined herein shall have the meaning ascribed to them in the Share Exchange Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

        1. PURCHASE AND SALE. On the terms and subject to the conditions set forth in this Agreement, at the Contribution Closing Seller shall sell, assign, convey, transfer and deliver to Buyer the Vessel, free and clear of all Liens, and Buyer shall purchase and acquire the Vessel, for an aggregate purchase price (the "PURCHASE PRICE") equal to the lower of the Vessel's net realizable value as of the Acceptance Date (as defined in Section 7(c) below), as determined by an independent appraiser chosen by the Independent Directors (or as otherwise agreed after the Closing by the Company and FHCP), or its total build cost.

        2. CONSIDERATION. The Purchase Price shall be payable by delivery to Seller of that number of shares of Common Stock (the "SHARES") with a Fair Market Value equal to the Purchase Price. As used herein, the "FAIR MARKET VALUE" per Share shall be deemed to be (a) the average of the last sale prices of the Common Stock for the 30 trading days prior to the Contribution Closing, as defined in Section 3, (or, if the Contribution Closing is less than 30 trading days after the Closing, such lesser number of trading days) on the OTC Bulletin Board or on the principal national securities exchange on which the Common Stock is admitted to trading or listed (provided that if no reported sale takes place on a trading day, the last reported bid price on such date shall be used), or
(b) if not listed or admitted to trading on the OTC Bulletin Board or a national securities exchange, the average of the closing bid prices of the Common Stock for such 30-day period (or, if applicable, such shorter period) as quoted by the Pink Sheets, LLC or a recognized dealer in the Common Stock. If on any trading day during such 30-day period (or, if applicable, such shorter period) the Common Stock is not listed or admitted to trading on any national securities exchange or the OTC Bulletin Board and is not quoted by Pink Sheets, LLC or any similar organization, the Fair Market Value of a share of Common Stock on such trading day shall be the fair market value thereof as determined in good faith by the Independent Directors. The foregoing notwithstanding, in no event shall the Fair Market Value per Share be less than the price that is equivalent to a $30 million market capitalization for the Company.

        3. CLOSING. Unless this Agreement is terminated pursuant to Section 8 hereof, the closing of the sale and purchase of the Vessel (the "CONTRIBUTION CLOSING") will occur as soon as practicable (but not more than five business days) after the date on which all of the closing conditions set forth in Section 7 have been satisfied or waived (other than conditions with respect to actions the respective parties will take at the Contribution Closing itself), or on such other date as the parties may agree. The date on which the Contribution Closing actually occurs is referred to as the "CONTRIBUTION CLOSING DATE."

        4. CLOSING DELIVERIES:

                (a) At the Contribution Closing, Buyer shall deliver, or cause to be delivered, to Seller a Protocol of Delivery and Acceptance, duly executed by Buyer, confirming the date and time of delivery of the Vessel from Seller to Buyer.

                (b) At the Contribution Closing, the Company shall deliver, or cause to be delivered, to Seller or its designee(s) a certificate or certificates evidencing the Shares, duly executed and registered in the name of Seller or its designee(s).

                (c) At the Contribution Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

                        (i) a current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel;

                        (ii) a Confirmation of Class issued within 72 hours prior to delivery of the Vessel;

                        (iii) any such additional documents as may reasonably be required by the applicable authorities for the purpose of registering the Vessel, provided that Buyer notifies Seller of any such documents as soon as practicable after the date of this Agreement;

                        (iv) a Protocol of Delivery and Acceptance, duly executed by Seller,

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


                confirming the date and time of delivery of the Vessel from Seller to Buyer; and

                        (v) all classification and other certificates that are on board the Vessel at the time of delivery to Buyer, provided that if Seller is required to retain any of such other certificates, it may deliver copies of the same to Buyer.

        5. REPRESENTATIONS AND WARRANTIES.

                (a) As of the date hereof and the Contribution Closing Date, Seller represents and warrants to Buyer that:

                        (i) Seller has delivered a true and correct copy of the Construction Contract, including any and all amendments and supplements thereto.

                        (ii) The Vessel will be free from all charters and Liens as of the Contribution Closing.

                        (iii) Seller is duly organized, validly existing, and in good standing under the laws of Hong Kong.

                        (iv) Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Seller of this Agreement, and the performance of its obligations hereunder, have been duly authorized by all necessary corporate action of Seller. Seller has duly executed and delivered this Agreement. This Agreement is the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                        (v) Seller's execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not (A) conflict with or violate the organizational documents of Seller, (B) conflict with or violate any Law applicable to Seller or by which any of Seller's properties or assets are bound or subject, (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on any of the properties or assets of Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by or to which Seller or any of its properties or assets are bound or subject, or (D) require Seller to obtain any consent, approval, authorization, waiver, permit, license, exemption, order, registration, certificate, or declaration from, or make any filing with, or give any report or notice to, any Person, including, but not limited to, any Governmental Authority.

                (b) As of the date hereof and the Contribution Closing Date, the Company

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


represents and warrants to Buyer that:

                        (i) At the time of the Contribution Closing, the Shares will have been duly authorized and, when issued in accordance with the terms of this Agreement will be validly issued, fully paid, and non-assessable, will not be subject to any preemptive rights.

                        (ii) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement, and the performance of its obligations hereunder, have been duly authorized by all necessary corporate action of the Company. The Company has duly executed and delivered this Agreement. This Agreement is the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                        (iii) The Company's execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not (A) conflict with or violate the organizational documents of the Company, (B) conflict with or violate any Law applicable to the Company or by which any of the Company's properties or assets are bound or subject, (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by or to which the Company or any of its properties or assets are bound or subject, or (D) require the Company to obtain any consent, approval, authorization, waiver, permit, license, exemption, order, registration, certificate, or declaration from, or make any filing with, or give any report or notice to, any Person, including, but not limited to, any Governmental Authority.

                (c) As of the date hereof and the Contribution Closing Date, Buyer represents and warrants to Seller that:

                        (i) Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Buyer of this Agreement, and the performance of its obligations hereunder, have been duly authorized by all necessary corporate action of Buyer. Buyer has duly executed and delivered this Agreement. This Agreement is the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                        (ii) Buyer's execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not (A) conflict with or violate the organizational documents of Buyer, (B) conflict

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


                with or violate any Law applicable to Buyer or by which any of Buyer's properties or assets are bound or subject, (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on any of the properties or assets of Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer is a party or by or to which Buyer or any of its properties or assets are bound or subject, or (D) require Buyer to obtain any consent, approval, authorization, waiver, permit, license, exemption, order, registration, certificate, or declaration from, or make any filing with, or give any report or notice to, any Person, including, but not limited to, any Governmental Authority.

        6. COVENANTS.

                (a) Promptly following the completion of the construction of the Vessel, Seller shall place the Vessel in drydock at the Baifeng dock, Ningbo, Zhejiang, China (the "DELIVERY PORT") for inspection by Nippon Kaiji Kyokai (the "CLASSIFICATION SOCIETY") of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules before the first launch. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, Seller shall cause such defects to be repaired at Seller's expense to the satisfaction of the Classification Society without condition or recommendation.

                (b) Following the completion of the inspection by the Classification Society and any repairs required pursuant to Section 6(a), Seller shall deliver the Vessel to either a safe and accessible berth or anchorage at the Delivery Port, and shall notify Buyer in writing that the Vessel is ready for delivery (the "NOTICE OF READINESS").

                (c) Seller shall deliver the Vessel to Buyer with everything belonging to the Vessel on board and on shore. All spare parts and spare equipment (other than spares on order) including spare tail-end shafts, spare propellers, and spare propeller blades, if any, belonging to the Vessel at the time of inspection, whether used or unused and whether on board or not, shall become Buyer's property at the Contribution Closing. Forwarding charges, if any, shall be paid for by Buyer. Seller is not required to replace spare parts which are taken out of spare and used as replacement prior to delivery of the Vessel, but the replaced items shall be the property of Buyer as of the Contribution Closing. If the Vessel's radio and navigational equipment are the property of Seller, they shall be included in the sale without extra payment. Unused stores and provisions are included in the sale without extra payment. Seller has the right to take ashore crockery, plates, cutlery, linen and other articles bearing Seller's flag or name, provided Seller replaces them with similar unmarked items. Library, forms, etc., exclusively for use in Seller's vessels shall be excluded without compensation. Buyer shall take over remaining bunkers and unused lubricating oils in storage tanks and sealed drums and pay the current net market price (excluding barging expenses) at the Delivery Port on the Contribution Closing Date.

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


                (d) The Vessel shall be delivered to Buyer with her class maintained without condition or recommendation, free of damage affecting the Vessel's class, and with the Vessel's classification certificates and national certificates, as well as all other certificates the Vessel had at the time of inspection, valid and unextended without condition or recommendation by the Classification Society or the relevant authorities as the time of delivery.

                (e) Seller shall use its commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement on or before the Termination Date.

                (f) At or following the Contribution Closing, Seller shall deliver to Buyer, upon Buyer's request and at Buyer's expense, all Vessel technical documentation not otherwise required to be delivered to Buyer hereunder that is then in Seller's possession or obtainable by Seller.

        7. BUYER'S CONDITIONS TO CLOSE. Buyer's obligations hereunder are subject to the satisfaction, at or prior to the Contribution Closing Date, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

                (a) Buyer shall have received the Notice of Readiness from Seller;

                (b) Buyer will have inspected and accepted the Vessel's classification records;

                (c) Buyer will have inspected the Vessel at the Delivery Port, and will have accepted the Vessel for delivery (the date of such acceptance, the "ACCEPTANCE DATE");

                (d) The Purchase Price shall have been determined as provided in
Section 1.

                (e) The representations and warranties of Seller contained in this Agreement shall be true and correct as of the Contribution Closing Date as though made on and as of the Contribution Closing Date; and

                (f) Seller shall have performed or complied with all agreements, conditions, and covenants required by this Agreement to be performed or complied with by Seller on or prior to the Contribution Closing Date.

        8. TERMINATION.

                (a) This Agreement may be terminated at any time prior to the Contribution Closing Date as follows:

                        (i)     by written consent of Buyer and Seller;

                        (ii) by Buyer, (A) if Seller has breached any representation, warranty, covenant or agreement set forth in this Agreement, Buyer has notified Seller of

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


                the breach, and, if of a type which can be cured, the breach has continued without cure for a period of ten (10) days after the notice of breach, or (B) if any of the conditions set forth in
                Section 7 have not been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. EST time on the six-month anniversary of the Closing Date (the "TERMINATION DATE"), unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Contribution Closing; or

                        (iii)   by Seller, if Buyer has breached any
                representation, warranty, covenant or agreement set forth in this Agreement, Seller has notified Buyer of the breach, and, if of a type which can be cured, the breach has continued without cure for a period of ten (10) days after the notice of breach.

                (b) If this Agreement is terminated pursuant to the provisions of Section 8(a), this Agreement shall become void and have no effect, without any liability to any party hereto, except for any liability resulting from such party's breach of this Agreement and except as provided in Section 11 (which Section, together with Sections 12 and 13, shall survive any such termination).

        9. TAXES, ETC. All taxes, fees and expenses in connection with the purchase and registration under Buyer's flag shall be at Buyer's expense, and all taxes, fees and expenses in connection with the closing of Seller's register shall be at Seller's expense.

        10. NAME/MARKINGS. Seller has no obligation hereunder to change the name of the Vessel or alter its funnel markings, whether before or after the Contribution Closing.

        11. INDEMNITY. Seller will indemnify and hold Buyer harmless from and against, for and in respect of, any and all liabilities, obligations, claims, contingencies, taxes, fines, deficiencies, demands, assessments, losses, damages, costs and expenses, including, without limitation, all court costs and reasonable attorneys' fees, and all reasonable amounts paid in investigation, defense, or settlement of the foregoing, that Buyer may suffer or incur as a result of or relating to:

                (a) the breach of any representation or warranty made by Seller herein, or any allegation by a third party that, if true, would constitute such a breach;

                (b) the breach of any covenant or agreement of Seller under this Agreement, or any allegation by a third party that, if true, would constitute such a breach; or

                (c) Seller's failure to deliver the Notice of Readiness prior to the Termination Date.

        12. GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with English Law, and any dispute arising out of this Agreement shall be referred to arbitration in Hong Kong in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or reenactment thereof for the time being in force, one arbitrator being appointed by each other. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single arbitrator appointed shall apply. If two arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.

        13. MISCELLANEOUS.

                (a) Any notice or other communication required or permitted under this Agreement shall be in writing and shall be considered given when delivered personally, one business day after being sent by facsimile (provided a confirmation of delivery is emitted by such machine upon transmission), one business day after being sent by a major overnight courier, or three business days after being mailed by certified mail, return receipt requested, postage prepaid, to Buyer and the Company at their respective addresses for notice set forth in the Share Exchange Agreement, and to Seller at the notice address of the Parent Company set forth in the Share Exchange Agreement, or at such other address as may be indicated in writing by any party to the other parties in the manner provided herein for giving notice.

                (b Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Law, (i) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (ii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

                (c) This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

                (d) No party may assign any of such party's rights under this Agreement without the prior consent of the other parties. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors, heirs, executors, personal representatives, and permitted assigns.

                (e) If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                (f) The section headings in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be

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


construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                (g) This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



                        [SIGNATURES FOLLOW ON NEXT PAGE]

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        IN WITNESS WHEREOF, the parties have executed and delivered this Ship
Contribution Agreement as of the date first written above.


                                     Dalkeith Investments, Inc.

                                        By:
                                        ---------------------------------------
                                        Name:
                                        ---------------------------------------
                                        Title:
                                        ---------------------------------------


                                        Huisheng International Shipping Limited

                                        By:
                                        ---------------------------------------
                                        Name:
                                        ---------------------------------------
                                        Title:
                                        ---------------------------------------


                                        Hengzhou International Shipping Limited

                                        By:
                                        ---------------------------------------
                                        Name:
                                        ---------------------------------------
                                        Title:
                                        ---------------------------------------


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


                               VESSEL DESCRIPTION
                               -------------------

Classification Society/Class: Nippon Kaiji Kyokai (NKK)

Flag:  Marshall Islands

Grt/Nrt:  8714T/4678T

Hull Number:  HB2002


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